As filed with the Securities and Exchange Commission on March 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALARM.COM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4247032
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

8281 Greensboro Drive

Suite 100

Tysons, Virginia 22102

(Address of principal executive offices) (Zip Code)

Alarm.com Holdings, Inc. 2015 Equity Incentive Plan

Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan

Icontrol Networks, Inc. 2013 Equity Incentive Plan

Icontrol Networks, Inc. 2003 Stock Plan

(Full titles of the plans)

Stephen Trundle

President and Chief Executive Officer

Alarm.com Holdings, Inc.

8281 Greensboro Drive

Suite 100

Tysons, Virginia 22102

(877) 389-4033

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Nicole C. Brookshire

Cooley LLP

500 Boylston Street, 14th Floor

Boston, Massachusetts 02116

(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Alarm.com Holdings, Inc. 2015 Equity Incentive Plan Common Stock, $0.01 par value per share	2,308,615 shares (2)	$30.53(3)	$70,482,015.95(3)	$8,168.87(3)
Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan Common Stock, $0.01 par value per share	461,723 shares (4)	$30.53(3)	$14,096,403.19(3)	$1,633.77(3)
In respect of assumed Icontrol stock options: Common Stock, $0.01 par value per share	70,406 shares (5)	$5.48(6)	$385,824.88(6)	$44.72(6)
Total	2,840,744 shares	N/A	$84,964,244.02	$9,847.36

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Alarm.com Holdings, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) on January 1, 2017 pursuant to an “evergreen” provision contained in the 2015 EIP.
(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $30.53, the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on March 9, 2017.
(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”) on January 1, 2017 pursuant to an “evergreen” provision contained in the 2015 ESPP.
(5)	Represents shares of Common Stock subject to issuance upon the exercise of stock options assumed by the Registrant on March 8, 2017 in connection with the transactions contemplated by that certain Asset Purchase Agreement, dated as of June 23, 2016, by and among ICN Acquisition, LLC, Icontrol Networks, Inc., the Seller Stockholders, Fortis Advisors LLC and the Registrant as Guarantor.
(6)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the amount of the registration fee on the basis of $5.48, the weighted average exercise price of the outstanding options being assumed by the Registrant.

EXPLANATORY NOTE

On March 8, 2017, pursuant to that certain Asset Purchase Agreement, dated as of June 23, 2016, by and among ICN Acquisition, LLC, Icontrol Networks, Inc. (“Icontrol”), the Seller Stockholders, Fortis Advisors LLC as the representative of Icontrol’s stockholders, and Alarm.com Holdings, Inc. (the “Registrant”) as Guarantor (as subsequently amended in November 2016, the “Asset Purchase Agreement”), the Registrant acquired certain assets and assumed certain liabilities of Icontrol’s “Connect” line of business and all of the outstanding equity interests of the two subsidiaries through which Icontrol conducts its “Piper” line of business (collectively, the “Acquisition”). In accordance with the Asset Purchase Agreement, in connection with the closing of the Acquisition, the Registrant assumed options to purchase shares of common stock originally granted under the Icontrol Networks, Inc. 2013 Equity Incentive Plan and the Icontrol Networks, Inc. 2003 Stock Plan (collectively, the “Icontrol Plans”).

The Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering (i) up to 70,406 of its shares of common stock, par value $0.01 per share (“Common Stock”), issuable upon the exercise of outstanding options originally granted under the Icontrol Plans and assumed by the Registrant, (ii) an additional 2,308,615 shares of Common Stock that were automatically added to the shares authorized for issuance under the Alarm.com Holdings, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) on January 1, 2017 pursuant to an “evergreen” provision contained in the 2015 EIP and (iii) an additional 461,723 shares of Common Stock that were automatically added to the shares authorized for issuance under the Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”) on January 1, 2017 pursuant to an “evergreen” provision contained in the 2015 ESPP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-37461) for the fiscal year ended December 31, 2016, filed with the Commission on March 15, 2017 pursuant to Section 13 of Exchange Act;

(b)	The Registrant’s Current Reports on Form 8-K (File No. 001-37461) filed with the Commission on February 23, 2017, February 28, 2017 and March 8, 2017 (other than the information furnished under Item 7.01 thereby); and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(b) of the Exchange Act on June 19, 2015 (File No. 001-37461), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICAITON OF DIRECTORS AND OFFICERS.

Incorporated by reference from Part II, Item 14 “Indemnification of Directors and Officers” of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204428).

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit No.	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

99.1(4)	Alarm.com Holdings, Inc. 2015 Equity Incentive Plan.

99.2(5)	Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan.

99.3	Icontrol Networks, Inc. 2013 Equity Incentive Plan (filed herewith).

99.4	Icontrol Networks, Inc. 2003 Stock Plan (filed herewith).

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 2, 2015, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 2, 2015, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on May 22, 2015 (File No. 333-204428), as amended, and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2015, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2015, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons, Commonwealth of Virginia, on March 15, 2017.

ALARM.COM HOLDINGS, INC.

By:	/s/ Steve Valenzuela
Steve Valenzuela
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Trundle and Steve Valenzuela, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Stephen Trundle Stephen Trundle	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2017

/s/ Steve Valenzuela Steve Valenzuela	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2017

/s/ Timothy McAdam Timothy McAdam	Chairman of the Board of Directors	March 15, 2017

/s/ Donald Clarke Donald Clarke	Director	March 15, 2017

/s/ Darius Nevin Darius Nevin	Director	March 15, 2017

/s/ Hugh Panero Hugh Panero	Director	March 15, 2017

/s/ Mayo Shattuck Mayo Shattuck	Director	March 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

99.1(4)	Alarm.com Holdings, Inc. 2015 Equity Incentive Plan.

99.2(5)	Alarm.com Holdings, Inc. 2015 Employee Stock Purchase Plan.

99.3	Icontrol Networks, Inc. 2013 Equity Incentive Plan (filed herewith).

99.4	Icontrol Networks, Inc. 2003 Stock Plan (filed herewith).

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 2, 2015, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 2, 2015, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on May 22, 2015 (File No. 333-204428), as amended, and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2015, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2015, and incorporated herein by reference.